Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form N-1A of Forethought Variable Insurance Trust of our report dated October 16, 2013, relating to our audit of the financial statements of FVIT WMC Research Managed Risk Portfolio, appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ McGladrey LLP

Denver, Colorado

October 17, 2013